UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2007
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Form of Restricted Stock Award Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 5, 2007, the Board of Directors (the “Board”) of Delta Petroleum Corporation (the “Company”) approved the form of the Restricted Stock Award Agreement (the “Agreement”) for issuance of the previously disclosed performance share grants (the “Awards”) to each of Roger A. Parker, the Company’s Chairman and Chief Executive Officer; John R. Wallace, the Company’s President and Chief Operating Officer; Kevin K. Nanke, the Company’s Treasurer and Chief Financial Officer; and Ted Freedman, the Company’s Executive Vice President, General Counsel and Secretary.
     The Company issued the Awards pursuant to Agreements with each of the named recipients on February 9, 2007. The Awards were issued pursuant to the Company’s 2007 Performance and Equity Incentive Plan (the “Plan”), which was approved by the Company’s stockholders on January 29, 2007. The terms of the Awards are described in the Company’s Proxy Statement for the Special Meeting of Stockholders held on January 29, 2007.
     The Plan was filed as Appendix A to the Company’s Proxy Statement on Schedule 14A filed on December 28, 2006, the Agreement is filed as Exhibit 10.2 to this report, and the descriptions of the material terms of the Plan and the Agreement are qualified in their entirety by reference to such documents.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
10.1	2007 Performance and Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on December 28, 2006 (File No. 000-16203))

10.2	Form of Restricted Stock Award Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: February 9, 2007

Delta Petroleum Corporation
By:	/s/ Kevin K. Nanke
Kevin K. Nanke
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	2007 Performance and Equity Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement on Schedule 14A filed on December 28, 2006 (File No. 000-16203))

10.2	Form of Restricted Stock Award Agreement